Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Headwaters Incorporated and to the incorporation by reference therein of our report dated November 10, 2004, with respect to the consolidated financial statements of Headwaters Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

February 2, 2005
Salt Lake City, Utah